SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2016

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3524 Airport Road

Maiden, North Carolina 28650

(Address of Principal Executive Offices)

(Zip Code)

(828) 464-8741

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.01 and Item 2.03 hereof is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 18, 2016, pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) between Contrail Aviation Support, LLC (the “Acquisition Subsidiary”), a North Carolina limited liability company and a subsidiary of Air T, Inc. (the “Company”), and Contrail Aviation Support, Inc. (“Contrail Aviation”) and Joseph Kuhn, the sole shareholder of Contrail Aviation, dated as of July 18, 2016, the Acquisition Company completed the purchase of all of the assets owned, used or usable by Contrail Aviation, other than cash, equity in Contrail Aviation’s IC-DISC subsidiary and certain other specified excluded assets. Prior to the asset sale, Contrail Aviation, based in Verona, Wisconsin, engaged in the business of acquiring surplus commercial jet engines or components and supplying surplus and aftermarket commercial jet engine components.

The consideration paid by the Acquisition Subsidiary for the acquired assets was (i) $4,937,500 in cash, which amount is subject to adjustment based on Contrail Aviation’s Net Working Capital (as defined in the Asset Purchase Agreement) as of date of closing of the acquisition and of which $300,000 is to be held in an escrow account to fund indemnification payments to the Acquisition Subsidiary under the Asset Purchase Agreement and (ii) equity membership units in the Acquisition Subsidiary representing 21% of the total equity membership units in the Acquisition Subsidiary. In addition, pursuant to the Asset Purchase Agreement, the Acquisition Subsidiary has agreed to pay as additional deferred consideration to Contrail Aviation for the purchased assets, up to a maximum of $1.5 million per year and $3.0 million in the aggregate (collectively, the “Earnout Payments” and each, an “Earnout Payment”), calculated as follows:

(i)	If the Acquisition Subsidiary generates EBITDA (as defined in the Asset Purchase Agreement) in any Earnout Period (as defined below) less than $1,500,000, no Earnout Payment shall be payable by the Acquisition Subsidiary with respect to such Earnout Period;

(ii)	If the Acquisition Subsidiary generates EBITDA in any Earnout Period equal to or in excess of $1,500,000, but less than $2,000,000, the Earnout Payment for each such Earnout Period shall be an amount equal to the product of (x) the EBITDA generated with respect to such Earnout Period minus $1,500,000, and (y) two (2);

(iii)	If the Acquisition Subsidiary generates EBITDA in any Earnout Period equal to or in excess of $2,000,000, but less than $4,000,000, the Earnout Payment for each such Earnout Period shall be equal to $1,000,000;

(iv)	If the Acquisition Subsidiary generates EBITDA in any Earnout Period equal to or in excess of $4,000,000, the Earnout Payment for each such Earnout Period shall be equal to $1,500,000; and

(v)	If, following the fifth Earnout Period, the Acquisition Subsidiary has generated EBITDA equal to or in excess of $15,000,000 in the aggregate during all Earnout Periods, but Contrail Aviation has received or is owed less than $3,000,000 in aggregate Earnout Payments pursuant to clauses (i) through (iv), above, the Acquisition Subsidiary shall make an additional Earnout Payment to Contrail Aviation in an amount equal to the difference between $3,000,000 and the aggregate Earnout Payments already received or payable pursuant to clauses (i) through (iv), above.

As used in the Asset Purchase Agreement, “Earnout Period” means each of the first five twelve-full-calendar-month periods following the closing of the acquisition.

The Asset Purchase Agreement includes various representations, warranties and covenants of the parties, including a covenant that the Acquisition Subsidiary will offer employment to all employees of Contrail Aviation and nonsolicitation and noncompetition agreements of Contrail Aviation and Mr. Kuhn.

The Asset Purchase Agreement is filed as Exhibit 2.1 hereto and is incorporated by reference herein. In reviewing the Asset Purchase Agreement, please remember that it is included to provide information regarding its terms and is not intended to provide any other factual or disclosure information about the parties thereto. The Asset Purchase Agreement contains representations and warranties, which have been made solely for the benefit of the parties to the Asset Purchase Agreement and should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. Moreover, the representations and warranties as stated in the Asset Purchase Agreement do not reflect exceptions thereto as may be set forth in separate disclosure schedules exchanged by the parties in connection with the Asset Purchase Agreement. The representations and warranties were made only as of the date of the Asset Purchase Agreement or such other date or dates as may be specified in the Asset Purchase Agreement. Accordingly, the representations and warranties as set forth in the Asset Purchase Agreement alone may not describe the actual state of affairs as of the date they were made or at any other time.

Upon the consummation of the asset sale and in connection with the transfer of equity membership units of the Acquisition Subsidiary to Contrail Aviation, the Acquisition Subsidiary, the Company and Contrail Aviation entered into an Operating Agreement of Contrail Aviation Support, LLC (the “Operating Agreement”) dated as of July 18, 2016 providing for the governance of and the terms of membership interests in the Acquisition Subsidiary and including put and call options permitting, at any time after the fifth anniversary of the asset sale closing date, the Acquisition Subsidiary at its election to purchase from Contrail Aviation, and permitting Contrail Aviation at its election to require the Acquisition Subsidiary to purchase from Contrail Aviation, all of Contrail Aviation’s equity membership interests the Acquisition Subsidiary at price to be agreed upon, or failing such an agreement to be determined pursuant to third-party appraisals in a process specified in the Operating Agreement. The Operating Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with and upon consummation of the asset acquisition from Contrail Aviation, on July 18, 2016, the Acquisition Subsidiary entered into a Credit Agreement (the “Contrail Credit Agreement”) with BMO Harris Bank N.A.

The Contrail Credit Agreement provides for revolving credit borrowings by the Acquisition Subsidiary in an amount up to the lesser of $12,000,000 and a borrowing base. The borrowing base is computed monthly and is equal to the sum of 75% of the value of eligible inventory (up to a maximum of $9,000,000) and 80% of outstanding eligible accounts receivable. Borrowings under the Contrail Credit Agreement will bear interest at a rate equal to one-month LIBOR plus 2.80%, and will mature in January 2018.

The obligations of the Acquisition Subsidiary under the Contrail Credit Agreement are required to be guaranteed by each of its subsidiaries (if any), and are (and the guaranty obligations of any such subsidiary guarantors are required to be) secured by a first-priority security interest in substantially all of the assets of the Acquisition Subsidiary and any such subsidiary guarantors, as applicable (including, without limitation, accounts receivable, equipment, inventory and other goods, intellectual property, contract rights and other general intangibles, cash, deposit accounts, equity interests in subsidiaries and joint ventures, investment property, documents and instruments, real property, and proceeds of the foregoing). The obligations of the Acquisition Subsidiary under the Contrail Credit Agreement are also guaranteed by the Company, with such guaranty limited in amount to a maximum of $1,600,000, plus interest on such amount at the rate of interest in effect under the Contrail Credit Agreement, plus costs of collection (the “BMO Limited Guaranty”).

The Contrail Credit Agreement contains affirmative and negative covenants, including covenants that restrict the ability of the Acquisition Subsidiary and its subsidiaries to, among other things, incur or guarantee indebtedness, incur liens, dispose of assets, engage in mergers and consolidations, make acquisitions or other investments, make changes in the nature of its business, and engage in transactions with affiliates. The Contrail Credit Agreement also contains financial covenants applicable to the Acquisition Subsidiary and its subsidiaries, including a minimum debt service coverage ratio of 1.75 to 1.0, a maximum ratio of total liabilities to tangible net worth of 2.5 to 1.0, and a $10,000 limitation on annual operating lease payments.

The Contrail Credit Agreement contains events of default including, without limitation, nonpayment of principal, interest or other obligations, violation of covenants, misrepresentation, cross-default to other debt, bankruptcy and other insolvency events, judgments, certain ERISA events, actual or asserted invalidity of loan documentation, and the Company’s failure to own, legally and beneficially, at least 51% of the voting equity in the Acquisition Subsidiary.

The Contrail Credit Agreement is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

On July 15, 2016, the Company and its subsidiaries, Mountain Air Cargo, Inc., Global Ground Support, LLC, CSA Air, Inc., Global Aviation Services, LLC and Air T Global Leasing, LLC entered into a First Amendment dated as of July 15, 2016 (the “First Amendment”) with Branch Banking and Trust Company (“BB&T”) to amend the Credit Agreement dated April 1, 2015 between the Company, Mountain Air Cargo, Inc., Global Ground Support, LLC, CSA Air, Inc., Global Aviation Services, LLC and BB&T (the “Credit Agreement”). The First Amendment modified the Credit Agreement to:

•	not require that the Acquisition Subsidiary be joined as a borrower under the Credit Agreement;

•	not require that Delphax Technologies Inc. (“Delphax”) be joined as a borrower under the Credit Agreement;

•	permit the BMO Limited Guaranty;

•	revise certain covenants to address the treatment of the Acquisition Subsidiary and Delphax; and

•	effect conforming and other changes to defined terms.

The First Amendment is filed as Exhibit 10.3 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description
2.1	Asset Purchase Agreement dated as of July 18, 2016 between Contrail Aviation Support, LLC, Contrail Aviation Support, Inc. and Joseph Kuhn

10.1	Operating Agreement of Contrail Aviation Support, LLC dated as of July 18, 2016 between Air T, Inc. and Contrail Aviation Support, Inc.

10.2	Credit Agreement dated as of July 18, 2016 between Contrail Aviation Support, LLC and BMO Harris Bank N.A.

10.3	First Amendment dated as of July 15, 2016 among Air T, Inc., Mountain Air Cargo, Inc., Global Ground Support, LLC, CSA Air, Inc., Global Aviation Services, LLC, Air T Global Leasing, LLC and Branch Banking and Trust Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2016

AIR T, INC.

By:	/s/ Candice L. Otey
Candice L. Otey, Vice President-Finance, Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit	Description
2.1	Asset Purchase Agreement dated as of July 18, 2016 between Contrail Aviation Support, LLC, Contrail Aviation Support, Inc. and Joseph Kuhn*

10.1	Operating Agreement of Contrail Aviation Support, LLC dated as of July 18, 2016 between Air T, Inc. and Contrail Aviation Support, Inc.

10.2	Credit Agreement dated as of July 18, 2016 between Contrail Aviation Support, LLC and BMO Harris Bank N.A.

10.3	First Amendment dated as of July 15, 2016 among Air T, Inc., Mountain Air Cargo, Inc., Global Ground Support, LLC, CSA Air, Inc., Global Aviation Services, LLC, Air T Global Leasing, LLC and Branch Banking and Trust Company

*	Does not include the disclosure schedules and exhibit documents identified and referenced therein. The Company agrees to furnish supplementally a copy of any such omitted schedule or exhibit to the Securities and Exchange Commission upon request.